UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2003

MONTEREY PASTA COMPANY
(Exact name of registrant as specified in its charter)

Delaware	0-22534-LA	77-0227341
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1528 Moffett Street
Salinas, California  93905
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (831) 753-6262

Not Applicable
(Former name or former address, if changed since last report)

Item 5.  Other Matters.

                On February 20, 2003, an alleged shareholder filed a derivative action on purported behalf of Registrant in the Superior Court of the State of California for Monterey County titled Imperial County Employees’ Retirement System v. Hewitt et al., No. M63679.  Based on the Registrant’s initial review, the derivative complaint appears to be based on similar allegations to those asserted in the securities class action case pending in the United States District Court, Northern District of California, and previously disclosed by the Registrant, Wietschner v. Monterey Pasta Company et al., No. C 03 00632 MJJ.  The derivative complaint alleges that the directors and certain senior officers of Registrant breached fiduciary duties, abused their control, committed gross mismanagement, and wasted corporate assets by allegedly engaging in or permitting others to engage in undisclosed insider trading.  No specific damages are claimed.  The derivative plaintiff did not make demand that the Registrant’s Board of Directors consider asserting the claims purportedly set forth in the lawsuit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONTEREY PASTA COMPANY

Date: February 26, 2003	By:	/s/ Stephen L. Brinkman
Stephen L. Brinkman
Chief Financial Officer